UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 7, 2020

Date of Report (Date of earliest event reported)

iFresh Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38013	82-066764
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2-39 54th Avenue Long Island City, NY	11101
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (718) 628-6200

N/A ___________________________

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	IFMK	Nasdaq Capital Market

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2020, Ms. Lilly Deng resigned as Vice President of Legal and Finance and a director of iFresh Inc. (the “Company”), effective immediately. Ms. Deng’s resignation was not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On August 11, 2020, Ms. Ping Zhou was appointed to fill the vacancy on the Board of Directors of the Company until her successor is duly qualified and elected to succeed her at the Company’s next annual meeting or such earlier date of her resignation or removal.

Ping Zhou, age 44, has served as chairperson of HK Xu Ding Co. Limited since February 2020.  From March 2009 through December 2013, Ping was a Manager at Hongkong Xiangtian International Investment Group Co., Ltd. From January 2005 through December 2008, Ping served as Treasurer at Chengdu Branch of Hongkong Xiangtian International Investment Group Co., Ltd. Ping studied accounting at Southwestern University of Finance and Economics in China. The Company believes Ping’s qualifications to sit on the Board of Directors include her extensive experience in accounting and financial reporting.

Ping Zhou has no family relationships with any of the executive officers or directors of the Company. There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Ping Zhou had, or will have, a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2020

iFRESH, INC.

By:	/s/ Long Deng
Name:	Long Deng
Title:	Chief Executive Officer

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